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                       PRINCIPAL UNDERWRITER AGREEMENT


THIS AGREEMENT, dated as of the _____________, 1995, made by and between ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("ILA" or the "Sponsor"), a corporation organized and existing under the laws of the State of Wisconsin, and HARTFORD EQUITY SALES COMPANY, INC. ("HESCO"), a corporation organized and existing under the laws of the State of Connecticut,


                                 WITNESSETH:


WHEREAS, the Board of Directors of ILA has made provision for the establishment of a separate account within ILA in accordance with the laws of the State of Wisconsin, which separate account was organized and is established and registered as a unit trust type investment company with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and which is designated ICMG Registered Variable Life Separate Account One of ITT Hartford Life and Annuity Insurance Company (referred to as the "Unit Trust"); and


WHEREAS, HESCO offers to the public a certain Group Flexible Premium Variable Life Insurance Policy (the "Policy") issued by ILA with respect to the Unit Trust units of interest thereunder which are registered under the Securities Act of 1933, as amended; and


WHEREAS, HESCO has previously agreed to act as distributor in connection with offers and sales of the Policy under the terms and conditions set forth in this Distribution Agreement.


NOW THEREFORE, in consideration of the mutual agreements made herein, the Sponsor and HESCO agree as follows:


                                   I.

                            HESCO'S DUTIES


1. HESCO, as principal underwriter for the Policy, will use its best efforts to effect offers and sales of the Policy through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of ILA. HESCO is responsible for compliance with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations relating to the sales and distribution of the Policy, the need for which arises out of its duties as principal underwriter of said Policy and relating to the creation of the Unit Trust.


2. HESCO agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Policy if any of the foregoing in any way represent the duties, obligations, or liabilities of ILA as being greater than, or different






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     from, such duties, obligations and liabilities as are set forth in this
     Agreement, as it may be amended from time to time.


3. HESCO agrees that it will utilize the then currently effective prospectus relating to the Unit Trust's Policies in connection with its selling efforts.


     As to the other types of sales materials, HESCO agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.


4. HESCO agrees that it or its duly designed agent shall maintain records of the name and address of, and the securities issued by the Unit Trust and held by, every holder of any security issued pursuant to this Agreement, as required by the Section 26(a)(4) of the Investment Company Act of 1940, as amended.


5. HESCO's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.


6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HESCO, HESCO shall not be subject to liability under a Policy for any act or omission in the course, or connected with, rendering services hereunder.


                                      II.


1. The Unit Trust reserves the right at any time to suspend or limit the public offering of the Policies upon 30 days' written notice to HESCO, except where the notice period may be shortened because of legal action taken by any regulatory agency.


2.   The Unit Trust agrees to advice HESCO immediately:


     (a) Of any request by the Securities and Exchange Commission for amendment of its Securities Act registration statement or for additional information;


     (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Securities Act registration statement relating to units of interest issued with respect to the Unit Trust or of the initiation of any proceedings for that purpose;


     (c) Of the happening of any material event, if known, which makes untrue any statement in said Securities Act registration statement or which requires change therein in order to make any statement therein not misleading.



                                     2.


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          ILA will furnish to HESCO such information with respect to the Unit
          Trust and the Policies in such from and signed by such of its officers and directors and HESCO may reasonable request and will warrant that the statements therein contained when so signed will be trust and correct. ILA will also furnish, from time to time, such additional information regarding the Unit Trust's financial condition as HESCO may reasonably request.



                                     III.

                                 COMPENSATION


For providing the principal underwriting functions on behalf of the Unit Trust, HESCO shall be entitled to receive compensation as agreed upon from time to time by ILA and HESCO.



                                       IV.

                  RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER


HESCO may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to ILA. However, such registration shall not become effective until either the Unit Trust has been completely liquidated and the proceeds of the liquidation distributed through ILA to the Policy Owners or a successor Principal Underwriter has been designated and has accepted its duties.


                                         V.

                                   MISCELLANEOUS


1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.


2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:


     (a) If to ICMG - Group Annuity Operations, 100 Campus Drive, Suite 250, Florham Park, NJ 07932.


     (b) If to HESCO - Hartford Equity Sales Company, Inc., P.O. Box 2999, Hartford Connecticut 06104.


     or to such other address as HESCO or the Sponsor shall designate by written notice to the other.


3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed




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     copy of this Agreement and all amendments hereto shall be kept on file by the Sponsor and shall be open to inspection any time during the business hours of the Sponsor.


4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.


5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.


6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.


7. (a) This Agreement shall become effective October 16, 1995 and shall continue in effect for a period of two years from that date and, unless sooner terminated in accordance with 7(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually by a majority of the members of the Board of Directors of ILA.


     (b) This Agreement (1) may be terminated at any time, without the payment of any penalty, either by a vote of a majority of the members of the Board of Directors of ILA on 60 days' prior written notice to HESCO; (2) shall immediately terminate in the event of its assignment and (3) may be terminated by HESCO on 60 days' prior written notice to ILA, but such termination will not be effective until ILA shall have policy with one or more persons to act as principal underwriter of the Policies. HESCO hereby agrees that it will continue to act as principal underwriter until its successor or successors assume such undertaking.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


(Seal)                                 ITT HARTFORD LIFE AND ANNUITY
                                       INSURANCE COMPANY



                                        BY: _________________________
                                                Thomas M. Marra
                                              Senior Vice President


Attest:                                 HARTFORD EQUITY SALES COMPANY, INC.


___________________                     BY: ___________________________
Lynda Godkin                                        George Jay



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